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For immediate release                                            14 March 2002

                  AIB AND ALLFIRST IMPLEMENT ACTIONS TO ADDRESS
                 ISSUES RAISED BY FRAUDULENT TRADING ACTIVITIES

               -Actions follow presentation of independent report-

Allied Irish Banks plc (AIB) and Allfirst Financial Inc., a wholly owned subsidiary of AIB today announced that their respective Boards of Directors have decided to take a number of actions to address the issues raised by the fraudulent trading activities engaged in by former Allfirst trader John Rusnak.

These actions follow a thorough review by the respective Boards of the joint report of the independent investigation by Promontory Financial Group headed by Eugene A. Ludwig, former U.S. Comptroller of the Currency, and Wachtell, Lipton, Rosen and Katz, the prominent New York law firm.

MAIN FINDINGS OF THE REPORT

..   The fraud was carefully planned and meticulously implemented by Mr Rusnak, extended over a lengthy period of time, and involved falsification of key bank records and documents.
..   Mr Rusnak circumvented the controls that were intended to prevent any such fraud by manipulating the weak control environment in Allfirst's treasury; notably, he found ways of circumventing changes in control procedures throughout the period of his fraud.
..   Mr Rusnak's trading activities did not receive the careful scrutiny that they deserved; the Allfirst treasurer and his treasury funds manager - the principal persons responsible for Mr Rusnak's supervision - failed for an extended period to monitor Mr Rusnak's trading.

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..   At both the AIB Group and Allfirst levels, the Asset and Liability
    Committees ("ALCOs"), risk managers, senior management and Allfirst internal auditors, all did not appreciate the risks associated with Mr. Rusnak's hedge-fund style of foreign exchange trading; even in the absence of any sign of fraudulent conduct, the mere scope of Mr Rusnak's trading activities and the size of the positions he was taking warranted a much closer risk-management review.
..   Allfirst and AIB senior management heavily relied upon the Allfirst treasurer, given the treasurer's extensive experience with treasury functions and foreign exchange trading in particular. In hindsight, this heavy reliance proved misplaced.
..   Nothing has come to attention during the course of the review that indicates that anyone at AIB or Allfirst, outside of the Allfirst treasury group, were involved in, or had any knowledge that, fraudulent or improper trading activity was occurring at Allfirst before the discovery of the fraud.


MR EUGENE A. LUDWIG SAID
"The report we have prepared for the AIB Board, that has been released in its entirety to the public is the product of a month long investigation into the perpetration of a trading fraud at Allfirst. In the course of producing this report we have had the full co-operation of the senior managements of AIB and Allfirst, who made clear to us that, consistent with the Boards' instructions, our only obligation was to tell the truth and to follow the trail wherever it led us. We were ably assisted in our efforts by the Boards' special outside counsel Wachtell, Lipton, Rosen and Katz. Although the timeframe was short we are confident in the conclusions we expressed in the report. We believe we do understand the fraud and where it led. Our report is critical of certain internal controls at Allfirst and a number of individuals in these structures, particularly at Allfirst Treasury. We have made some strong recommendations in that regard. I am cheered that the AIB and Allfirst Boards and managements are adopting those recommendations. It is also important to recognise that Allfirst and AIB are financially healthy, solid organisations and they are fully capable of dealing with the loss and implementing our recommendations to strengthen their respective control structures while maintaining strong capital levels."

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DETERMINATIONS OF AIB AND ALLFIRST BOARDS
It was determined by the Boards of AIB and Allfirst, following receipt of the Ludwig Report, that the person primarily responsible for the losses was Mr John Rusnak who has already been dismissed for the fraudulent activities he perpetrated against Allfirst. Allfirst Treasury and Internal Audit failed to detect the situation over a long period. To address this failure, the Board has decided that certain individuals who were directly responsible for oversight of Mr Rusnak's activities, or should have been aware of them, will be dismissed. These are Mr David Cronin, Executive Vice President and Treasurer of Allfirst, Mr Jan Palmer, Senior Vice President, Treasury Operations Administration, Allfirst, Mr Robert Ray, Senior Vice President, Treasury Funds Management, Allfirst, Mr Lawrence Smith, Assistant Vice President, Operations and Financial Analysis, Allfirst Treasury, Mr Michael Husich, Head of Internal Audit, Allfirst, and Mr Lou Slifker, Team Leader, Internal Audit, Allfirst.

UNANIMOUS ENDORSEMENT
During the AIB Board meeting on Tuesday 12 March, both Mr Lochlann Quinn, Chairman and Mr Michael Buckley CEO, AIB Group offered their resignations to the Board. Both men stated that they believed the losses raised questions of accountability and credibility at the highest levels.

The Board of AIB met under the Chairmanship of Mr John B McGuckian to consider the positions of Mr Quinn and Mr Buckley, who absented themselves from the meeting.

The Board decided unanimously to endorse the positions of Mr Quinn and Mr Buckley and to reaffirm its full confidence in both men. In reaching this decision the Board took full account of the report and its findings. Furthermore, the Board decided that both men acted decisively and appropriately in dealing with the Allfirst crisis. It is the belief of the Board that the long term interests of the bank and all its stakeholders are best served by both Mr Quinn and Mr Buckley being endorsed in their respective roles.

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ORGANISATIONAL CHANGES AT ALLFIRST
The Board of AIB Group has announced the appointment of Mr Eugene Sheehy as Chief Executive Officer of AIB USA Division and Executive Chairman Designate of Allfirst Financial Inc and Allfirst Bank. Mr Sheehy was formerly Managing Director AIB Bank Republic of Ireland.

Ms Susan Keating continues as Chief Executive Officer of Allfirst Financial Inc. Mr Frank Bramble, whose retirement was agreed in January, will retire effective 1 June, 2002 (see separate press release).

MR MICHAEL BUCKLEY, CHIEF EXECUTIVE AIB GROUP, SAID:

"The business of Allfirst is sound. It has a wealth of first class people at all levels. Its profit growth resumed momentum in 2001 and into 2002.

"Allfirst's capital ratios are strong and meet the requirements of a "well capitalised" bank. Our investment in Allfirst's customer services will not be restricted in any way as a result of recent events. Its customer strategy will not change nor will its business capacity and appetite. We look to the strengthened management team to grow the business in the period ahead."

REGULATORY CO-OPERATION
Both AIB and Allfirst will work with the relevant regulators to ensure that any concerns they may have are addressed.

ORGANISATIONAL STRATEGY AND GROUP STRUCTURE
The AIB Board has decided on a rapid acceleration of an organisational strategy which commenced last year involving greater focus on customer relationships by front line business units across the Group together with a simpler, more streamlined, integrated Group support structure. In addition, measures are being taken to strengthen controls across the Group, consistent with the findings and recommendations of the report.

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Specifically, it was decided to
..   Appoint an individual of international standing to review, and advise the
    AIB Board on, Risk Management Organisation across the Group.
..   Reaffirm the decision to combine Finance and Risk functions across the
    Group under Mr Gary Kennedy, Group Director Finance, Risk, Enterprise Networks and eBusiness.

          Reporting to Mr Kennedy will be the Chief Risk Officer, Chief Financial Officer, Head of Group Internal Audit and Head of Group Compliance. Both of these latter functions will have direct responsibility Groupwide.

          The Heads of Group Internal Audit and Group Compliance each will have separate direct reporting lines to the AIB Board Audit Committee.

          The position of Chief Risk Officer will be filled by an external appointee in the near future. In this connection the retirement of Mr Pat Ryan, AIB Group Treasurer, which was announced on 8 January, will take effect from 2 June 2002.

          The position of Head of Group Internal Audit falls due to be filled in the normal way later this year. This position will be filled by an external appointment.

..   Implement the decision to centralise the management and control of all treasury activities throughout AIB Group in AIB Capital Markets in Dublin and cease all proprietary treasury activities in Allfirst and Poland Division. In that context First Manhattan Consulting Group has been appointed as an external expert to advise the management of AIB Capital Markets on the centralisation process, to confirm that it will be completed on a basis which will leave the Group with a control environment which maintains the highest standards.

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..   Introduce a more integrated Corporate Governance structure by strengthening the links between the main AIB Board and the Boards of major subsidiaries. Accordingly two AIB Group non-executive directors will be appointed to each of the Boards of Allfirst, AIB Group (UK) plc and BZWBK. To facilitate this Mr Jerry Casey and Mr Tom Mulcahy will step down as directors of Allfirst.

AIB GROUP CHAIRMAN, LOCHLANN QUINN SAID:
"AIB has already begun the task of undoing the damage caused by the fraud perpetrated at Allfirst. We have learned lessons from the serious breakdown in our controls, which has enabled these losses to occur. We fully accept the Ludwig Report, have taken stock of its recommendations and are speedily addressing the deficiencies uncovered. The Board of AIB is committed to swiftly attaining the highest possible standards of risk management, so that risks are managed in a way consistent with our philosophy as an institution. We have always sought to manage risks in a prudent way. We remain focussed on meeting our customer needs and 96 per cent of our earnings come from our core retail, commercial and relationship businesses."

AIB GROUP CHIEF EXECUTIVE MICHAEL BUCKLEY SAID:
"The management team is fully committed to implementing the decisions of the Board in a timely and comprehensive fashion. Our task is to build shareholder value and protect the integrity of our franchise for customers and staff. This is my absolute and urgent priority."

ANNUAL GENERAL MEETING
The publication of the AIB Group Annual Report and Accounts for 2001 has been delayed to take account of the findings of the Ludwig Report. Consequently it has been necessary to postpone the Annual General Meeting, which, as announced last year, is to be held in Belfast. The AIB AGM will now be held there on Wednesday 29 May 2002.

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AIB GROUP DIVIDEND
To ensure that shareholders do not suffer a delay, instead of a final dividend, a second interim dividend of EUR 28.4c will be paid on 26 April 2002 to shareholders on the company's register of members at the close of business on 1 March 2002.

                                     -ends-

For further information contact:

Catherine Burke                            Alan Kelly
Head of Corporate Relations                Head of Group Investor Relations
AIB Group                                  AIB Group
Bankcentre                                 Bankcentre
Ballsbridge                                Ballsbridge
Dublin 4                                   Dublin 4
Tel: +353 1 641 3894                       Tel: +353 1 641 2162
e-mail: catherine.e.burke@aib.ie           e-mail: alan.j.kelly@aib.ie
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Note:
A full copy of the Ludwig Report can be downloaded from the AIB Press Office section of the AIB Group website at www.aibgroup.com
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